Exhibit (h)(4)(viii)


                                 AMENDMENT NO. 7
                                       TO
                             PARTICIPATION AGREEMENT


      AMENDMENT NO. 7, dated as of September 1, 2001 ("Amendment"), to the Participation Agreement dated as of April 14, 1997 ("Original Agreement"), as amended by Amendment No. 1, dated as of December 9, 1997, Amendment No. 2, dated as of December 31, 1998, Amendment No. 3 dated as of April 30, 1999, Amendment No. 4, dated as of October 18, 1999, Amendment No. 5, dated as of May 1, 2000 and Amendment No. 6, dated as of August 27, 2000, (collectively the "Agreement") by and among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and AXA Advisors, LLC,. (collectively, the "Parties").

      The Parties hereby agree that Schedule B to the Agreement is replaced in its entirety by the schedule attached hereto entitled "Schedule B".

      Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.


EQ ADVISORS TRUST                     THE EQUITABLE LIFE ASSURANCE
                                      SOCIETY OF THE UNITED STATES


By:  /s/ Peter D. Noris               By:  /s/ Brian S. O'Neil
     ----------------------------          -------------------------------
    Name:  Peter D. Noris                 Name:  Brian S. O'Neil
    Title:  President and Trustee         Title:  Executive Vice President



EQUITABLE DISTRIBUTORS, INC.          AXA ADVISORS, LLC



By: /s/ Jose S. Suquet               By:  /s/ Michael S. Martin
    ----------------------------          -------------------------------
    Name:  Jose S. Suquet                 Name:  Michael S. Martin
    Title: Chairman of the Board          Title: Chairman of the Board and
                                                 Chief Executive Officer

                                   SCHEDULE B
                                       TO
                   AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT
                        DESIGNATED PORTFOLIOS AND CLASSES

                                   PORTFOLIOS*
                                   -----------
                                CLASSES IA AND IB
                                -----------------



EQ/Alliance Common Stock Portfolio                   EQ/Evergreen Omega Portfolio
EQ/Aggressive Stock Portfolio  Class                 EQ/FI Mid Cap Portfolio
(fka Alliance Aggressive Stock Portfolio)            EQ/FI Small/Mid Cap Value Portfolio
EQ/Equity 500 Index Portfolio                        (fka Warburg Pincus Small Company Value
(fka Alliance Equity Index Portfolio)                Portfolio)
EQ/Alliance Global Portfolio                         EQ/International Equity Index Portfolio
EQ/Alliance Growth and Income Portfolio              (fka BT International Equity Index
EQ/Alliance Growth Investors Portfolio               Portfolio)
EQ/Alliance High Yield Portfolio                     EQ/J.P. Morgan Core Bond Portfolio
EQ/Alliance Intermediate Government Securities       (fka JPM Core Bond Portfolio)
 Portfolio                                           EQ/Lazard Small Cap Value Portfolio
EQ/Alliance International Portfolio                  EQ/Marsico Focus Portfolio
EQ/Alliance Money Market Portfolio                   EQ/Mercury Basic Value Equity Portfolio
EQ/Alliance Quality Bond Portfolio                   (fka Merrill Lynch Basic Value Equity
EQ/Alliance Small Cap Growth Portfolio               Portfolio)
EQ/Alliance Premier Growth Portfolio                 EQ/MFS Emerging Growth Companies Portfolio
EQ/Alliance Technology Portfolio                     EQ/MFS Investors Growth Portfolio
EQ/AXP New Dimensions Portfolio                      EQ/MFS Research Portfolio
EQ/AXP Strategy Aggressive Portfolio                 EQ/Morgan Stanley Emerging Markets Equity
EQ/Berstein Diversified Value Portfolio              Portfolio
EQ/Balanced Portfolio                                EQ/Putnam Growth & Income Value Portfolio
(fka Alliance Balanced Portfolio)                    EQ/Putnam International Equity Portfolio
EQ/Calvert Socially Responsible Portfolio            EQ/Putnam Investors Growth Portfolio
EQ/Capital Guardian International Equities           EQ/Small Company Index Portfolio
 Portfolio                                           (fka BT Small Company Index Portfolio)
EQ/Capital Guardian Research Portfolio               EQ/T. Rowe Price International Stock
EQ/Capital Guardian U.S. Equities Portfolio          Portfolio
EQ/ Equity 500 Index Portfolio


*Effective  May 18, 2001,  the EQ Advisors  Trust  Portfolio  names will include "EQ/".